                                                               EXHIBIT 99.e(vii)

                              AMENDMENT NUMBER 4 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services Company on November 1, 1998 (the "Agreement"), The Hartford Global Health Fund and The Hartford Global Technology Fund are hereby included as two new Funds. All provisions in the Agreement shall apply to The Hartford Global Health Fund and The Hartford Global Technology Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 27th day of April, 2000.

                            HARTFORD INVESTMENT FINANCIAL  SERVICES COMPANY

                            By: /s/ Peter W. Cummins
                               -------------------------------------------------
                                Peter W. Cummins
                                Senior Vice President, Sales & Distribution


                            THE HARTFORD MUTUAL FUNDS, INC.
                            on behalf of:
                            The Hartford Global Health Fund
                            The Hartford Global Technology Fund

                            By: /s/ David M. Znamierowski
                               -------------------------------------------------
                                 David M. Znamierowski
                                 President